EXHIBIT 10.65


         PORTIONS OF THE FOLLOWING DOCUMENT HAVE DELETED
              DUE TO THE CONFIDENTIAL NATURE OF THE
                 INFORMATION CONTAINED THEREIN.
            SUCH DELETIONS ARE INDICATED AS FOLLOWS:
           (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)

           THE CONFIDENTIAL INFORMATION HAS BEEN FILED
                 SEPARATELY WITH THE COMMISSION


                 RESEARCH AND LICENSE AGREEMENT

     This Agreement, effective as of November 1, 1996 ("EFFECTIVE

DATE"), by and between OraVax Merieux Co. ("O-M") having an

address at 38 Sidney Street, Cambridge, MA 02139, Merieux OraVax

S.N.C. ("M-O") having an address at 58. avenue Leclerc, 69007

Lyon, France ("O-M" and "M-O" are individually and collectively referred to as "HPC") and MedImmune, Inc., a Delaware Corporation

having offices at 35 West Watkins Mill Road, Gaithersburg, MD

20878 ("MEDIMMUNE") and Human Genome Sciences, Inc., a Delaware

corporation having offices at 9410 Key West Avenue, Rockville, MD

20850 ("HGS").

     WHEREAS, HPC, MEDIMMUNE and HGS each have substantial

knowledge and expertise in and own or have rights to certain technology relating to vaccines, genes, gene sequencing, protein expression and purification; and

     WHEREAS, the PARTIES desire to enter into a research and

licensing arrangement in an effort to develop vaccines against

Helicobacter pylori ("H. pylori").

     NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the PARTIES agree as

follows:

                    SECTION 1 - DEFINITIONS.

     The terms used in this Agreement have the following

     meaning:

1.1  "AFFILIATE" shall mean, with respect to any person or

     entity, (i) any other person or entity of which the

     securities or other ownership interests representing fifty per cent (50%) or more of the equity or fifty percent (50%)

     or more of the ordinary voting power or fifty percent (50%)

     or more of the general partnership interest are, at the

     time such determination is being made, owned, Controlled or held, directly or indirectly, by such person or entity, or

     (ii) any other person or entity which, at the time such

     determination is being made, is Controlling, Controlled by or under common Control with, such person or entity.  As

     used herein, the term "Control" whether used as a noun or

     verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the

     management or policies of a person or entity whether

     through the ownership of voting securities, by contract or otherwise.

1.2  "CONFIDENTIAL INFORMATION" shall mean know-how, technology,

     inventions, technical information, software, data,

     biological materials and the like which are owned or

     controlled by the disclosing PARTY or which that PARTY is

     obligated to maintain in confidence, provided, however,

     that information disclosed by Dr. J.F. Tomb during a

     presentation at the "9th International Workshop on

     Gastroduodenal Pathology and Helicobacter pylori" held

     October 16-19, 1996 in Copenhagen (the "TOMB DISCLOSURE")

     will be excluded from the definition of CONFIDENTIAL

     INFORMATION.

1.3  "FIELD" means the treatment or prevention of infection or disease caused by H. pylori by use of a VACCINE.

1.4  "GENE" means DNA (or a portion thereof) of H. pylori.

1.5  "HGS" shall mean Human Genome Sciences, Inc.

1.6  "JOINT INVENTIONS" shall mean inventions conceived and

     reduced to practice during the term of this Agreement

     jointly by employees or others acting on behalf of HPC or

     its AFFILIATES and by employees or others acting on behalf of MEDIMMUNE or HGS, as the case may be, or their

     AFFILIATES.

1.7  "JOINT PATENTS" shall mean (a) all patent applications

     hereafter filed or having legal force in any country owned jointly by MEDIMMUNE or HGS as the case may be and HPC,

     which claim a composition, method or process relating to a

     JOINT INVENTION, together with any and all patents that

     have issued or in the future issue therefrom, and (b) all

     related divisionals, continuations, continuations-in-part,

     reissues, renewals or extensions or foreign counterparts to any such patents and patent applications.

1.8  "HGS PATENTS" shall mean all patents and patent

     applications which claim HGS TECHNOLOGY owned by HGS or

     which has been licensed to HGS or JOINT PATENTS in which

     HGS has an ownership interest.  Included within the

     definition of HGS PATENTS are all continuations,

     continuations-in-part, divisions, reissues, renewals,

     extensions or foreign counterparts thereof.

1.9  "HGS TECHNOLOGY" shall mean (i) GENES and/or expression products thereof (including sequence and function) and (ii)

     biological and genomic information with respect to GENES in each case which have been developed by or on behalf of HGS prior to or within one year after the EFFECTIVE DATE and

     which is owned by HGS in whole or in part, provided,

     however, that for the purposes of determining the royalty

     due under Section 3.2(b) hereof, HGS TECHNOLOGY shall not

     include such GENES, expression products, or biological and genomic information with respect to such GENES that were

     developed by or otherwise known to HPC prior to the

     EFFECTIVE DATE.

1.10 "LICENSED PATENTS" means MEDIMMUNE PATENT(S) and/or HGS

     PATENT(S) and/or JOINT PATENTS.

1.11 "LICENSED TECHNOLOGY" means MEDIMMUNE TECHNOLOGY and/or HGS

     TECHNOLOGY and/or JOINT INVENTIONS.

1.12 "LICENSED TERRITORY" means all countries of the world.

1.13 "MEDIMMUNE PATENT(S)" shall mean all patents and patent applications which claim MEDIMMUNE TECHNOLOGY owned by

     MEDIMMUNE or which MEDIMMUNE has licensed from HGS or JOINT

     PATENTS in which MEDIMMUNE has an ownership interest.

     Included within the definition of MEDIMMUNE PATENTS are all continuations, continuations-in-part, divisions, reissues,

     renewals, extensions or foreign counterparts thereof.

1.14 "MEDIMMUNE TECHNOLOGY" shall mean (i) GENES and/or

     expression products thereof (including sequence and

     function) and (ii) biological and genomic information with respect to GENES in each case which has been developed by

     or on behalf of MEDIMMUNE prior to or within one year after the EFFECTIVE DATE and which is owned by MEDIMMUNE in whole or in part and/or which have been licensed by MEDIMMUNE

     from HGS, provided, however, that for the purposes of

     determining the royalty due under Section 3.2(b) hereof,

     MEDIMMUNE TECHNOLOGY shall not include such GENES,

     expression products, or biological and genomic information with respect to such GENES that were developed by or

     otherwise known to HPC prior to the EFFECTIVE DATE.

1.15 "NET SALES PRICE" means the total amount invoiced by HPC,

     its AFFILIATES or its licensees for sale of PRODUCT, less

     transportation charges and insurance, sales taxes, use

     taxes, excise taxes, value added taxes, customs duties or

     other imposts, in each case as separately invoiced, normal and customary quantity and cash discounts, rebates granted and disallowed reimbursements and allowances and credit on account of rejection or return of PRODUCT.

     In the event a sale is made between HPC and an AFFILIATE(S)

     for re-sale then NET SALES PRICE for determining a payment under this Agreement shall be the higher of (i) net sales

     to the AFFILIATES calculated in the manner of NET SALES

     PRICE, or (ii) the NET SALES PRICE of the AFFILIATE(S) to

     an independent third party.

1.16 "PARTY" shall mean O-M, M-O, MEDIMMUNE or HGS.

1.17 "PATENT(S)" means individually and collectively MEDIMMUNE

     PATENTS, HPC PATENTS, HGS PATENTS and JOINT PATENTS.

1.18 "HPC PATENT(S)" shall mean all patents and patent

     applications which claim HPC TECHNOLOGY owned by HPC or

     JOINT PATENTS in which HPC has an ownership interest.

     Included within the definition of HPC PATENTS are all

     continuations, continuations-in-part, divisions, reissues,

     renewals, extensions or foreign counterparts thereof.

1.19 "HPC TECHNOLOGY" means GENES and/or expression products thereof (including sequence and function), any process,

     use, article of manufacture, composition of matter,

     information (including biological and genomic information

     with respect to GENES), data and materials, whether

     patentable or not, which incorporates or is based on or

     uses or is derived by use of LICENSED TECHNOLOGY and which is developed by or on behalf of HPC or any of their

     collaborators or licensees during the term of this

     Agreement, provided, however, that for the purposes of

     determining the royalty due under Section 3.2(b) hereof,

     HPC TECHNOLOGY shall not include any GENE, expression

     product, process, use, article of manufacture, composition of matter, information, data or materials that were

     developed by or otherwise known to HPC prior to the

     EFFECTIVE DATE.

1.20 "PRODUCT(S)" shall mean any product, process, method,

     substance, device, composition, or service which (i)

     incorporates or is based on or uses or is derived by use of

     LICENSED TECHNOLOGY and/or HPC TECHNOLOGY and/or (ii) is

     covered by a LICENSED PATENT and/or (iii) is covered by a

     HPC PATENT.  An incidental or insubstantial use of LICENSED

     TECHNOLOGY or HPC TECHNOLOGY shall not cause a product,

     process, method, substance, device, composition or service to become a PRODUCT.

1.21 "VACCINE" means a substance(s) utilized for active

     immunization against infectious agents.

1.22 "VALID CLAIM" means (i) a claim of a pending patent

     application or, (ii) a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an

     administrative agency from which no appeal can be or is

     taken.

                SECTION 2 - GRANTS AND COVENANTS

2.1  Subject to the terms and conditions of this Agreement,

     MEDIMMUNE grants to HPC an exclusive, worldwide royalty

     free (except for the license fee payments set forth in

     Section 3.1) license under MEDIMMUNE TECHNOLOGY, MEDIMMUNE

     PATENTS and MEDIMMUNE'S ownership interest in JOINT

     INVENTIONS and JOINT PATENTS to perform research and

     development of PRODUCTS for use in the FIELD.  HPC shall

     have the right to grant sublicenses only as provided in

     Paragraph 2.6.

2.2  Subject to the terms and conditions of this Agreement,

     MEDIMMUNE grants to HPC an exclusive, sublicensable,

     worldwide royalty-bearing license in the FIELD under

     MEDIMMUNE TECHNOLOGY, MEDIMMUNE PATENTS and MEDIMMUNE'S

     ownership interest in JOINT INVENTIONS and JOINT PATENTS to make, have made, use, sell, import and export PRODUCTS in

     the FIELD.  HPC shall have the right to grant sublicenses

     only as provided in Paragraph 2.6.

2.3  Subject to the terms and conditions of this Agreement, HGS grants to HPC an exclusive, worldwide, royalty free (except for the license fee payments set forth in Section 3.1)

     license under HGS TECHNOLOGY, HGS PATENTS and HGS'

     ownership interest in JOINT INVENTIONS and JOINT PATENTS,

     to perform research and development of PRODUCTS for use in the FIELD.  HPC shall have the right to grant sublicenses

     only as provided in Paragraph 2.6.

2.4  Subject to the terms and conditions of this Agreement, HGS grants to HPC an exclusive, sublicensable, worldwide

     royalty-bearing license in the FIELD under HGS TECHNOLOGY,

     HGS PATENTS and HGS' ownership interest in JOINT INVENTIONS and JOINT PATENTS to make, have made, use, sell, import and export PRODUCTS in the FIELD.  HPC shall have the right to grant sublicenses only as provided in Paragraph 2.6

2.5  (a)  During the term of this Agreement, HPC agrees to use and to grant rights to HPC TECHNOLOGY and HPC PATENTS, in

     each case and with respect to HPC'S interest in JOINT

     INVENTIONS and JOINT PATENTS only in the FIELD or only as

     otherwise permitted by this Agreement.

     (b)  During the term of this Agreement, HGS agrees to use

     and to grant rights to HGS TECHNOLOGY and HGS PATENTS, in

     each case and with respect to HGS' interest in JOINT

     INVENTIONS and JOINT PATENTS, only outside the FIELD and

     only as permitted by this Agreement.

     (c)  During the term of this Agreement, MEDIMMUNE agrees to use and to grant rights to MEDIMMUNE TECHNOLOGY and

     MEDIMMUNE PATENTS, in each case and with respect to

     MEDIMMUNE'S interest in JOINT INVENTIONS and JOINT PATENTS,

     only outside the FIELD and only as permitted by this

     Agreement.

     (d)  During and after the term of this Agreement, HPC

     agrees to use MEDIMMUNE TECHNOLOGY and MEDIMMUNE PATENTS

     and HGS TECHNOLOGY and HGS PATENTS and JOINT INVENTIONS and

     JOINT PATENTS only as licensed and permitted hereunder.

     (e)  Except as set forth in Section 9.1(b) of this

     Agreement, neither PARTY will use, license or sublicense

     their respective interest in the JOINT INVENTIONS or JOINT

     PATENTS outside the FIELD without the express written

     consent of the other PARTY having an interest in such JOINT

     INVENTION or JOINT PATENT.

2.6  The rights and licenses granted to HPC by MEDIMMUNE and HGS under this Agreement, and rights to HPC TECHNOLOGY and HPC

     PATENTS, JOINT INVENTIONS and JOINT PATENTS are licensable and/or transferable by HPC to a third party only with

     respect to a PRODUCT in the FIELD, and, except for any

     implied sublicense attaching to the commercial sale or

     distribution of the PRODUCTS, pursuant to an agreement in

     which the third party(ies) agree(s) (i) to covenants and

     obligations which limit the use of PRODUCTS, MEDIMMUNE

     TECHNOLOGY, MEDIMMUNE PATENTS, HGS TECHNOLOGY, HGS PATENTS,

     JOINT INVENTIONS, JOINT PATENTS, HPC TECHNOLOGY and HPC

     PATENTS which are essentially identical to the covenants

     and obligations of HPC to MEDIMMUNE and HGS under this

     Agreement and (ii) to obligations identical to Sections 5,

     6 and 8 of this Agreement.  Upon termination of this

     Agreement for any reason, any sublicense granted by HPC

     hereunder not then in default shall remain in force and

     effect in accordance with its terms, provided, however,

     that any sublicenses granted by HPC under this Agreement

     shall provide for termination or assignment to MEDIMMUNE

     and/or HGS, as the case may be, upon termination of this

     Agreement.

2.7  HPC shall be solely responsible for the licensing,

     manufacturing, marketing and sale of all PRODUCTS in the

     FIELD.

                      SECTION 3 - PAYMENTS

3.1  In partial consideration of the rights granted to HPC

hereunder, HPC shall pay to MEDIMMUNE as a license fee of up to

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) U.S. dollars ($U.S.

(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)) which shall be due and payable in three payments as follows: (i) a payment of

$(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) which is due and payable on or before December 6, 1996; (ii) a second payment of

$(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) which is due and payable five (5) months after the EFFECTIVE DATE (the "SECOND

PAYMENT DATE"), provided, however, that such second payment of

$(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) shall be pro-rated at a rate of $(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per month for each month, or part thereof, prior to the SECOND

PAYMENT DATE that any of the HGS TECHNOLOGY or MEDIMMUNE

TECHNOLOGY no longer qualifies as CONFIDENTIAL INFORMATION due to disclosure of such HGS TECHNOLOGY or MEDIMMUNE TECHNOLOGY by HGS,

MEDIMMUNE or TIGR, with it being expressly understood that the

TOMB DISCLOSURE is not a disclosure of such HGS TECHNOLOGY or

MEDIMMUNE TECHNOLOGY; and (iii) a final payment of $(CONFIDENTIAL

TREATMENT HAS BEEN REQUESTED) which is due and payable upon the issuance of the first United States, Japanese or European Union country PATENT.  All payments to be made hereunder are payable within 10 days of its due date and shall be by wire transfer or other commercially reasonable method of transfer of immediately available funds to an account designated by MEDIMMUNE.

3.2  HPC shall pay to MEDIMMUNE a royalty on the NET SALES PRICE of PRODUCTS sold by HPC, its AFFILIATES or its licensees as follows:

     (a)For PRODUCTS covered by a VALID CLAIM of the PATENTS

         where manufactured, used or sold, the royalty shall be

         (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)% of NET

         SALES PRICE.  No royalty shall be due under this

         Section 3.2(a) on any PRODUCTS covered only by a VALID

         CLAIM of a pending PATENT which has not issued seven

         (7) years following its earliest priority date (the

         "CUT-OFF DATE"), provided, however, that royalties

         shall continue to accrue for up to three (3) years

         after the CUT-OFF DATE while such PATENT remains

         pending, and such accrued royalty shall become payable

         only upon the issuance of such pending PATENT within

         such 3-year period.

     (b)For PRODUCTS which are not covered by a VALID CLAIM of

         PATENTS where manufactured, used or sold, the royalty

         shall be (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)%

         of NET SALES PRICE.

3.3  HPC shall make the following milestone payments to

     MEDIMMUNE for PRODUCTS, which milestone payment shall be

     due and payable within thirty (30) days after the milestone event is achieved by or on behalf of HPC or an AFFILIATE of

     HPC or a licensee of HPC:

         (i) (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)U.S.

     Dollars ($(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)) upon the first filing of a Product License Application in the

     United States or equivalent outside the United States for

     the first PRODUCT;

         (ii) (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)U.S.

     Dollars ($(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)) when cumulative NET SALES PRICE of PRODUCT(S) sold by HPC and/or its AFFILIATES and/or licensees  exceed (CONFIDENTIAL

     TREATMENT HAS BEEN REQUESTED) U.S. Dollars ($(CONFIDENTIAL

     TREATMENT HAS BEEN REQUESTED)); and

         (iii) (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)U.S.

     Dollars ($(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)) when cumulative NET SALES PRICE of PRODUCT(S) sold by HPC and/or its AFFILIATES and/or licensees exceed (CONFIDENTIAL

     TREATMENT HAS BEEN REQUESTED) U.S. Dollars ($(CONFIDENTIAL

     TREATMENT HAS BEEN REQUESTED)).  The milestone payments

     provided in this Section 3.3 shall only be made once and

     shall not be creditable or refundable.

3.4  Royalty obligations under this Agreement and any agreements that HPC shall enter into with a licensee with respect to

     PRODUCT shall terminate on a country-by-country and PRODUCT-

     by-PRODUCT basis on the later of (i) ten (10) years after

     first country-wide launch of the first PRODUCT in each

     country or (ii) expiration of the last to expire PATENT

     which covers the making, having made, importing, exporting,

     offering to sell or using or selling of each PRODUCT in

     each country.

3.5  All payments to be made hereunder shall be in United States

     Dollars and by wire transfer, or other commercially

     reasonable method of transfer, of immediately available

     funds to an account designated by MEDIMMUNE.

3.6  No multiple royalties shall be payable because any PRODUCT,

     or its manufacture or sale are or shall be covered by more than one PATENT licensed under this Agreement.

          SECTION 4 - TRANSFER OF LICENSED TECHNOLOGY

4.1  MEDIMMUNE and HGS, as the case may be, shall promptly

     transfer the LICENSED TECHNOLOGY described in Exhibit A,

     attached hereto and made a part hereof which is

     CONFIDENTIAL INFORMATION to HPC.

4.2  During the first year of this Agreement MEDIMMUNE or HGS as the case may be, at HPC's reasonable request and expense

     shall provide to HPC reasonable technical assistance with

     respect to LICENSED TECHNOLOGY in order to assure that HPC is able to access and use the LICENSED TECHNOLOGY

     transferred under Section 4.1.

4.3  HPC agrees to maintain security measures for LICENSED

     TECHNOLOGY which are similar to the measures currently

     employed by HPC to safeguard its own CONFIDENTIAL

     INFORMATION.

4.4  For the purpose of facilitating an understanding of the research activities in the FIELD conducted by each party

     hereunder, the PARTIES will permit duly authorized

     employees or representatives of the other to visit its

     facilities where the research is conducted, at reasonable

     times and with reasonable notice.

4.5  The transfer of one PARTY's materials to the other PARTY pursuant to this Section shall not be considered to

     transfer title to the materials or their progeny, but shall be considered a bailment for the benefit of both PARTIES.



                  SECTION 5 - CONFIDENTIALITY.

5.1  During the term of this Agreement, it is contemplated that each PARTY will disclose to the other CONFIDENTIAL

     INFORMATION.  Each PARTY agrees to retain the other party's

     CONFIDENTIAL INFORMATION in confidence and not to disclose any such CONFIDENTIAL INFORMATION to a third PARTY without the prior written consent of the disclosing PARTY and to

     use the other PARTY's CONFIDENTIAL INFORMATION only for the purposes of this Agreement.  In addition to the obligations of confidentiality set forth above in this Section 5.1, HPC and MEDIMMUNE each agree (i) not to publish LICENSED

     TECHNOLOGY or HPC TECHNOLOGY which is CONFIDENTIAL

     INFORMATION prior to a publication of HGS TECHNOLOGY by

     TIGR, and (ii) that investigators from TIGR shall be

     included as co-authors of such publications by HPC or

     MEDIMMUNE if reasonably warranted.

5.2  The obligations of confidentiality of Section 5.1 and the definition of CONFIDENTIAL INFORMATION will not apply to

     data, information and materials that:

     (a)was known to the receiving PARTY or generally known to

         the public prior to its disclosure hereunder; or

     (b)subsequently becomes known to the public by some means

         other than a breach of this Agreement, or, with respect

         to HGS TECHNOLOGY and MEDIMMUNE TECHNOLOGY,

         subsequently becomes known to the public by disclosure

         or publication by HGS, MEDIMMUNE or The Institute for

         Genomic Research ("TIGR");

     (c)is subsequently disclosed to the receiving PARTY by a

         third party having a lawful right to make such

         disclosure;

     (d)is required by law or bona fide legal process to be

         disclosed, provided that the PARTY required to make the

         disclosure takes all reasonable steps to restrict and

         maintain confidentiality of such disclosure and

         provides reasonable notice to the PARTY providing the

         disclosure; or

     (e)is approved for release by the PARTIES, or

     (f)is independently developed by the employees or agents

         of either PARTY without any knowledge of the

         CONFIDENTIAL INFORMATION provided by the other PARTY.

5.3  Notwithstanding Paragraph 5.1, HPC may disclose and/or

     provide LICENSED TECHNOLOGY to a third party who (i)

     receives a license from HPC to LICENSED TECHNOLOGY in

     conjunction with a license to a PRODUCT in the FIELD as

     permitted under this Agreement, or (ii) is a third party

     contractor assisting HPC with respect to research and

     development of a PRODUCT in the FIELD, provided that such

     third party agrees to confidentiality and non-use

     obligations essentially identical to Paragraph 5.1, and

     further provided that such third party agrees to be bound

     by the obligations of Paragraph 2.6.  It is expressly

     understood that inventions and developments of any such

     third party shall be HPC TECHNOLOGY to the extent that they fall within the definition thereof.

5.4  All CONFIDENTIAL INFORMATION disclosed by one PARTY to

     another PARTY shall remain the intellectual property of the disclosing PARTY.  In the event that a court or other legal or administrative tribunal, directly or through an

     appointed master, trustee or receiver, assumes partial or

     complete control over the assets of a PARTY to this

     Agreement based on the insolvency or bankruptcy of such

     PARTY, the bankrupt or insolvent PARTY shall promptly

     notify the court or other tribunal (i) that CONFIDENTIAL

     INFORMATION received from another PARTY under this

     Agreement remains the property of  the other PARTY and (ii)

     of the confidentiality obligations under this Agreement.

     In addition, the bankrupt or insolvent PARTY shall, to the extent permitted by law, take all steps necessary or

     desirable to maintain the confidentiality of the other

     PARTY's CONFIDENTIAL INFORMATION and to insure that the

     court, other tribunal or appointee maintains such

     information in confidence in accordance with the terms of

     this Agreement.

5.5  Neither HPC, MEDIMMUNE nor HGS shall, without the prior written consent of the others, issue any press release or

     make any other public announcement or furnish any statement to any person (other than either PARTIES' respective

     AFFILIATES) concerning the existence of this Agreement and the transactions contemplated by this Agreement, except for

     (i) disclosures made in compliance with Sections 5.1, 5.2

     and 5.3, hereof, (ii) attorneys, consultants, and

     accountants retained to represent them in connection with

     the transactions contemplated hereby and (iii) occasional,

     brief comments by the respective officers of HPC, MEDIMMUNE and HGS consistent with such guidelines for public

     statements as may be mutually agreed by HPC, MEDIMMUNE and

     HGS made in connection with routine interviews with

     analysts or members of the financial press.  In addition,

     each PARTY (after consultation with counsel) in its own

     right may make such further announcements and disclosures,

     if any, as may be required by applicable law, rule or

     regulation in which case the PARTY making the announcement or disclosure shall use its best efforts to give advance

     notice to, and discuss such announcement or disclosure

     with, the other PARTIES.

            SECTION 6 - ROYALTY PAYMENTS AND RECORDS

6.1  HPC shall keep, and shall cause each of its AFFILIATES and licensees to keep, full and accurate books of account

     containing all particulars that may be necessary for the

     purpose of calculating all royalties payable to MEDIMMUNE.

     Such books of account shall be kept at their principal

     place of business and, with all necessary supporting data

     shall, for the three (3) years next following the end of

     the calendar year to which each shall pertain be open for

     inspection by an independent certified accountant

     reasonably acceptable to HPC upon reasonable notice during normal business hours at MEDIMMUNE' expense for the sole

     purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each

     calendar year.  All information and data offered shall be

     used only for the purpose of verifying royalties and shall be treated as HPC CONFIDENTIAL INFORMATION subject to the

     obligations of this Agreement.  In the event that such

     inspection shall indicate that in any calendar year that

     the royalties which should have been paid by HPC are at

     least (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) percent

     ((CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)%) greater than those which were actually paid to MEDIMMUNE, then HPC shall pay the cost of such inspection and shall immediately pay

     any royalty deficiency.

6.2  In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and

     December 31 (each as being the last day of an "ACCOUNTING

     PERIOD") and shall be paid quarterly within the following

     sixty days, every such payment shall be supported by the

     accounting prescribed herein and shall be made in United

     States dollars.  For the purpose of calculating royalties

     conversion from any foreign currency, such conversion shall be at the Exchange Rate published in the Wall Street

     Journal under "Currency Trading," for the last business day of the applicable ACCOUNTING PERIOD.

6.3  With each quarterly payment, HPC shall deliver to MEDIMMUNE a full and accurate accounting to include at least the

     following information on a country-by-country basis:

     (a)Quantity of each PRODUCT subject to royalty sold (by

         country) by HPC, its AFFILIATES and licensees.

     (b)Total invoice and receipts for each PRODUCT subject to

         royalty (by country);

     (c)Calculation of NET SALES PRICE;

     (d)Any other information reasonably requested by MEDIMMUNE to permit MEDIMMUNE to determine royalties owed;

     (e)Total royalties payable to MEDIMMUNE.

6.4  Any tax required to be withheld by HPC under the laws of any foreign country for the account of MEDIMMUNE shall be

     promptly paid by HPC for and on behalf of MEDIMMUNE to the appropriate governmental authority, and HPC shall furnish

     MEDIMMUNE with proof of payment of such tax.  Any such tax actually paid on MEDIMMUNE's behalf shall be deducted from royalty payments due MEDIMMUNE.



          SECTION 7 - REPRESENTATIONS AND WARRANTIES.

7.1  MEDIMMUNE represents and warrants that:

     (a)the execution and delivery of this Agreement and the

         performance of the transactions contemplated hereby

         have been duly authorized by all appropriate MEDIMMUNE

         corporate action;

     (b)the performance by MEDIMMUNE of any of the terms and

         conditions of this Agreement on its part to be

         performed does not and will not constitute a breach or

         violation of any other agreement or understanding,

         written or oral, to which it is a PARTY;

     (c)it has the full right and legal capacity to provide the rights to the MEDIMMUNE PATENTS and MEDIMMUNE

         TECHNOLOGY granted to HPC hereunder, and the rights to

         provide rights to information and access granted under

         Section 2;

     (d)there are no outstanding agreements, assignments and

         encumbrances to which MEDIMMUNE is a PARTY inconsistent

         with the provisions of this Agreement;

     (e)there are no adverse proceedings, claims or actions

         pending, or to the best knowledge of MEDIMMUNE,

         threatened, relating to the MEDIMMUNE PATENTS or

         MEDIMMUNE TECHNOLOGY, and at the time of disclosure and

         delivery thereof to HPC, to the best knowledge of

         MEDIMMUNE it shall have the full right and legal

         capacity to disclose and deliver the MEDIMMUNE PATENTS

         or MEDIMMUNE TECHNOLOGY without violating the rights of

         third parties.

     (f)as of the EFFECTIVE DATE it has maintained the

         MEDIMMUNE TECHNOLOGY as CONFIDENTIAL INFORMATION

         consistent with the provisions of Section 5 hereof, it

         will continue to maintain the MEDIMMUNE TECHNOLOGY as

         CONFIDENTIAL INFORMATION until publication as provided

         for herein, as of the EFFECTIVE DATE it has not

         submitted any of the MEDIMMUNE TECHNOLOGY for

         publication, and it will not publish any of the

         MEDIMMUNE TECHNOLOGY prior to five months from the

         EFFECTIVE DATE.

7.2  HPC represents and warrants that:

     (a)the execution and delivery of this Agreement and the

         performance of the transactions contemplated hereby

         have been duly authorized by all appropriate HPC

         corporate action;

     (b)the performance by HPC of any of the terms and

         conditions of this Agreement on its part to be

         performed does not and will not constitute a breach or

         violation of any other agreement or understanding,

         written or oral, to which it is a party;

     (c)it has the full right and legal capacity to provide the rights to the HPC PATENTS and HPC TECHNOLOGY granted to

         MEDIMMUNE hereunder;

     (d)there are no outstanding agreements, assignments and

         encumbrances to which HPC is a PARTY inconsistent with

         the provisions of this Agreement; and

     (e)there are no adverse proceedings, claims or actions

         pending, or to the best knowledge of HPC, threatened,

         relating to the HPC PATENTS or HPC TECHNOLOGY, and at

         the time of disclosure and delivery thereof to

         MEDIMMUNE, to the best knowledge of HPC it shall have

         the full right and legal capacity to disclose and

         deliver the HPC PATENTS or HPC TECHNOLOGY without

         violating the rights of third parties.

7.3  HGS represents and warrants that:

     (a)the execution and delivery of this Agreement and the

         performance of the transactions contemplated hereby

         have been duly authorized by all appropriate HGS

         corporate action;

     (b)the performance by HGS of any of the terms and

         conditions of this Agreement on its party to be

         performed does not and will not constitute a breach or

         violation of any other agreement or understanding,

         written or oral, to which it is a PARTY:

     (c)HGS has provided MEDIMMUNE with the full right and

         legal capacity under HGS intellectual property rights

         necessary for MEDIMMUNE to provide the rights to the

         MEDIMMUNE PATENTS and MEDIMMUNE TECHNOLOGY granted to

         HPC hereunder;

     (d)there are no outstanding agreements, assignments and

         encumbrances to which HGS is a party inconsistent with

         the provisions of this Agreement;

     (e)there are no adverse proceedings, claims or actions

         pending, or to the best knowledge of HGS, threatened,

         relating to HGS' intellectual property interests in the

         MEDIMMUNE PATENTS or MEDIMMUNE TECHNOLOGY, and at the

         time of disclosure and delivery thereof to HPC, to the

         best knowledge of HGS it shall have the full right and

         legal capacity to disclose and deliver the HGS

         intellectual property interests in the MEDIMMUNE

         PATENTS or MEDIMMUNE TECHNOLOGY without violating the

         rights of third parties.

     (f)as of the EFFECTIVE DATE it has maintained the HGS

         TECHNOLOGY as CONFIDENTIAL INFORMATION consistent with

         the provisions of Section 5 hereof, it will continue to

         maintain the HGS TECHNOLOGY as CONFIDENTIAL INFORMATION

         until publication as provided for herein, as of the

         EFFECTIVE DATE it has not submitted any of the HGS

         TECHNOLOGY for publication, and it will not publish any

         of the HGS TECHNOLOGY prior to five months from the

         EFFECTIVE DATE.

7.4  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS

     AGREEMENT, NO PARTY TO THIS AGREEMENT MAKES ANY

     REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND,

     EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO,

     WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR

     PURPOSE, NON-INFRINGEMENT OR VALIDITY OF ANY INTELLECTUAL

     PROPERTY RIGHTS.

                  SECTION 8 - INDEMNIFICATION.

8.1  HPC shall defend, indemnify and hold harmless MEDIMMUNE,

     HGS, licensors of MEDIMMUNE and HGS and each of their

     respective directors, officers, shareholders, agents and

     employees (each an "Indemnitee"), from and against any and all liability, loss, damages and expenses (including

     reasonable attorneys' fees) as the result of claims,

     demands, costs or judgments which may be made or instituted against any of them arising out of the manufacture,

     possession, distribution, use, testing, sale or other

     disposition of any PRODUCT by or through or on behalf of

     HPC or any third party granted rights by HPC under this

     Agreement or any third party that obtains PRODUCT from HPC.

     HPC's obligation to defend, indemnify and hold harmless

     shall include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity shall not extend to any claims against an indemnified party which

     result from the gross negligence or willful misconduct of

     such indemnified party.  The provisions of this paragraph

     shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement

     and the obligation hereunder shall apply whether or not

     such claims are rightfully brought.

8.2  To the extent that HPC grants a license to MEDIMMUNE and/or

     HGS pursuant to Section 9.1(b) hereof, then MEDIMMUNE

     and/or HGS, as the case may be, (the "Indemnitor(s)") shall defend, indemnify and hold harmless HPC, licensors of HPC

     and each of their respective directors, officers,

     shareholders, agents and employees (each an "Indemnitee"),

     from and against any and all liability, loss, damages and

     expenses (including reasonable attorneys' fees) as the

     result of claims, demands, costs or judgments which may be made or instituted against any of them arising out of the

     manufacture, possession, distribution, use, testing, sale

     or other disposition of any PRODUCT outside the FIELD by or through or on behalf of the Indemnitor(s) or any third

     party granted rights by the Indemnitor(s) or any third

     party that obtains such PRODUCT from the Indemnitor(s).

     The Indemnitor(s)' obligation to defend, indemnify and hold harmless shall include claims, demands, costs or judgments,

     whether for money damages or equitable relief by reason of alleged personal injury (including death) to any person or alleged property damage, provided, however, the indemnity

     shall not extend to any claims against an indemnified party which result from the gross negligence or willful

     misconduct of such indemnified party.  The provisions of

     this paragraph shall survive and remain in full force and

     effect after any termination, expiration or cancellation of this Agreement and the obligation hereunder shall apply

     whether or not such claims are rightfully brought.

8.3  An Indemnitee shall promptly notify the Indemnitor(s) of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification,

     and the Indemnitor, shall assume the defense thereof;

     provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the

     defense; or, if representation of such Indemnitee by the

     counsel retained by the Indemnitor would be inappropriate

     due to actual or potential differing interests between such

     Indemnitee and any other party represented by such counsel in such proceedings.  The indemnity agreement in this

     Section 8 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action  if such

     settlement is effected without the consent of the

     Indemnitor, which consent shall not be withheld

     unreasonably.  The failure to deliver notice to the

     Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 8, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 8.  The Indemnitee under this

     Section 8, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the

     investigations of any action, claim or liability covered by this indemnification.



                      SECTION 9 - PATENTS

9.1  (a)  Each party shall have and retain sole and exclusive title to all inventions, discoveries, designs, works of

     authorship and other know-how which are made, conceived,

     reduced to practice or generated by its employees, agents,

     or other persons acting under its authority.  As to all

     inventions, discoveries, designs, works of authorship and

     other know-how made, conceived, reduced to practice or

     generated jointly by employees, agents, or other persons

     acting under the authority of MEDIMMUNE and/or HGS and HPC,

     the parties shall own an equal undivided interest therein.

     HPC shall be responsible for the filing, prosecution and

     maintenance of HPC PATENTS and LICENSED PATENTS including

     JOINT PATENTS which do not have significant commercial

     utility outside the FIELD, but excluding (i) JOINT PATENTS which do have significant commercial utility outside the

     FIELD and (ii) those which are owned solely  by HGS, and

     shall be responsible for the cost and expense thereof.  HGS shall be responsible for the filing, prosecution and

     maintenance of JOINT PATENTS which have significant

     commercial utility outside the FIELD and LICENSED PATENTS

     solely owned by HGS.  HPC shall consult with MEDIMMUNE with respect to strategies for filing, prosecution and

     maintenance of patents and patent applications for which

     HPC bears responsibility under this Section 9.1, and shall keep MEDIMMUNE informed with regard to filing, prosecution and maintenance activity for such patents and patent

     applications, and with respect to such patents or patent

     applications which are solely owned by MEDIMMUNE or which

     are owned in part by MEDIMMUNE, HPC shall provide MEDIMMUNE with proposed patent applications and responses to office

     actions and official letters prior to filing thereof and in sufficient time to permit MEDIMMUNE to provide comments

     thereto.  Similarly, HGS and HPC shall consult with and

     keep each other informed as aforesaid with respect to JOINT

     PATENTS for which it bears responsibility.  HPC shall not

     allow any MEDIMMUNE PATENT to lapse or become abandoned

     without the written approval of MEDIMMUNE, which approval

     shall not be unreasonably withheld.  With respect to any

     MEDIMMUNE PATENT which is jointly owned by HPC and as to

     which HPC elects not to effect filing thereof or to

     continue prosecution or maintenance thereof, HPC shall

     assign HPC's interest therein to MEDIMMUNE as the case may

     be. If HPC does not desire to file, prosecute or maintain a patent or patent application to an invention, HPC shall

     assign its ownership interest therein to MEDIMMUNE and

     shall no longer be responsible for the cost and expense

     thereof, and shall have no right to consult, review or

     comment with respect to the filing, prosecution and

     maintenance of said patent or patent application.

     (b)  In the case of JOINT INVENTIONS and JOINT PATENTS

     which have significant commercial utility outside the

     FIELD, and in the event that HGS or MEDIMMUNE intends to

     use, license or sublicense rights to such JOINT INVENTIONS or JOINT PATENTS outside the FIELD, then HPC hereby grants to HGS or MEDIMMUNE, as the case may be, a sole and

     exclusive, worldwide, sublicensable license of HPC'S

     interest therein outside the FIELD, and HGS or MEDIMMUNE,

     as the case may be, does hereby agree to pay HPC:

             (i) A royalty of (CONFIDENTIAL TREATMENT HAS BEEN

         REQUESTED)percent ((CONFIDENTIAL TREATMENT HAS BEEN

         REQUESTED)%) of the NET SALES of PRODUCTS sold by HGS

         or MEDIMMUNE or their AFFILIATES which are covered in

         the country where manufactured, used or sold by a VALID

         CLAIM of any JOINT PATENT which is licensed by HPC to

         HGS or MEDIMMUNE hereunder; and

             (ii)A royalty of (CONFIDENTIAL TREATMENT

         HAS BEEN REQUESTED) percent ((CONFIDENTIAL

         TREATMENT HAS BEEN REQUESTED)%) of any

         royalties received by HGS or MEDIMMUNE for

         PRODUCTS sold by a licensee or sublicensee

         which in the country where manufactured, used

         or sold are covered by a VALID CLAIM of any

         JOINT PATENT which is licensed by HPC to HGS

         or MEDIMMUNE hereunder.

     9.2In the event of the institution of any suit by a third

         party against MEDIMMUNE or HGS or its respective

         licensees for patent infringement involving the

         manufacture, use, import, export, offer for sale, sale,

         distribution or marketing of a PRODUCT outside the

         FIELD, MEDIMMUNE or HGS, as the case may be, shall

         promptly notify HPC in writing.  As between MEDIMMUNE

         and/or HGS and HPC, MEDIMMUNE and/or HGS (but not HPC)

         shall be solely or jointly responsible, as the case may

         be, for the cost and expense of such action and any

         liability which results therefrom.

     9.3In the event that MEDIMMUNE or HPC becomes aware of

         actual or threatened infringement of a LICENSED PATENT

         anywhere in the LICENSED TERRITORY by the sale of

         PRODUCT in the FIELD, that party shall promptly notify

         the other party in writing.  HPC shall have the first

         right but not the obligation to bring, at its own

         expense, an infringement action against any THIRD PARTY

         with respect to a LICENSED PATENT as to which HPC

         retains a license hereunder.  If HPC does not commence

         a particular infringement action within ninety (90)

         days of such notice, MEDIMMUNE or HGS, as the case may

         be, shall be entitled to bring such infringement

         action, at its own expense.  The PARTY conducting an

         action under this Paragraph 9.3 shall have full control

         over its conduct, including settlement thereof provided

         such settlement shall not be made without MEDIMMUNE'S

         or HGS' prior written consent if the action is brought

         by HPC, which consent shall not be unreasonably

         withheld, provided, however, that in any action brought

         by HGS or MEDIMMUNE, such PARTY shall in good faith

         consult with HPC regarding such litigation and consider

         HPC's reasonable commercial interest in any settlement

         of such litigation.  The parties shall reasonably

         assist one another and cooperate in any such litigation

         at the other's request, each such party paying its own

         costs and expenses.  The party conducting the

         litigation  shall periodically reimburse the other

         party for its reasonable and actual out-of-pocket

         expenses for assisting in the litigation, which

         reimbursement shall be made within thirty (30) days of

         receipt by the party conducting the litigation of

         itemized invoices from the assisting party documenting

         such expenses.

9.4  Any recovery made by a party as the result of an action for patent infringement it has conducted under Paragraph 9.3

     shall be distributed as follows:

         (i)The party conducting the action shall recover its

         actual out -of-pocket expenses.

         (ii)    To the extent that the recovery exceeds the

         total of item (i), the excess shall be kept by the

         party conducting the action, provided, however, that to

         the extent that (a) a recovery is made by HPC and is

         based on an award of lost sales/profits, and (b) HPC

         would have incurred a royalty obligation to MEDIMMUNE

         based upon such sales, MEDIMMUNE shall receive a

         proportion of the excess recovery corresponding to the

         royalty percentage it would have otherwise been due.

9.5  The parties shall periodically keep one another reasonably informed of the status of and of, their respective

     activities regarding, any such litigation or settlement

     thereof.

                   SECTION 10 - DUE DILIGENCE

10.1 HPC shall select and use commercially reasonable efforts and diligence to research, develop and then sell at least

     one PRODUCT.  The efforts of a sublicensee and/or an

     AFFILIATE of HPC shall be considered as efforts of HPC.

     (b)In the event that MEDIMMUNE reasonably believes that HPC is not making reasonable efforts under the circumstances to research, develop and then sell a selected PRODUCT in the

     FIELD then MEDIMMUNE shall provide written notice to HPC.

     Upon receipt of such written notice, HPC shall submit a

     reasonable development and/or marketing plan for PRODUCT in the FIELD.

     (c)  In the event that HPC does not plan to research and

     develop in good faith at least one PRODUCT in the FIELD,

     HPC agrees to notify MEDIMMUNE in writing thereof.

     (d)If HPC fails to submit a plan as required by Section

     10.1(b) and/or exert the efforts set forth in the plan

     MEDIMMUNE, in addition to any other remedy it may have,

     shall have the option to terminate the Agreement and

     licenses granted hereunder, pursuant to Section 12.2, which termination shall take effect sixty (60) days after written notice to HPC unless HPC submits a plan or exerts the

     required efforts, as the case may be, prior to expiration

     of such sixty (60) day period.

     (e)  Within sixty (60) days after the end of each calendar year, HPC shall provide MEDIMMUNE with a written report

     with respect to its efforts to research, develop &

     commercialize PRODUCT in the FIELD for in such calendar

     year.

              SECTION 11 - ASSIGNMENT; SUCCESSORS.

11.1 This Agreement shall not, be assignable by either of the parties without the prior written consent of the other

     party (which consent shall not be unreasonably withheld),

     except that either party may assign this Agreement to an

     AFFILIATE or to a successor in interest or transferee of

     all or substantially all of the portion of the business to which this Agreement relates.

11.2 Subject to the limitations on assignment herein, this

     Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MEDIMMUNE and

     HPC Any such successor or assignee of a party's interest

     shall expressly assume in writing the performance of all

     the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the

     Assignor of any of its obligations under this Agreement.

               SECTION 12 - TERM AND TERMINATION.

12.1 This Agreement, unless earlier termination as provided

     herein shall remain in full force and effect until HPC's

     obligations to pay royalties hereunder terminate pursuant

     to Section 3.4, at which time HPC shall have a fully paid

     up, non-cancelable license with respect to all PRODUCTS

     manufactured, used, sold, imported or exported by HPC.

     This Agreement may be extended or terminated, at any time,

     by mutual agreement by the PARTIES in writing.

12.2 In the event that HPC fails to meet its obligations under

     Sections 3 or 6, and such failure is not cured within sixty

     (60) days after written notice to HPC. MEDIMMUNE, in

     addition to any other remedy it may have, at its sole

     option may terminate this Agreement.

12.3 Termination of this Agreement under Paragraph 12.2 shall be without prejudice to any other rights or remedies which

     MEDIMMUNE may have hereunder, whether or not such rights or remedies arise from such breach which results in

     termination.

12.4 A PARTY may terminate this Agreement upon notice to the other PARTIES in the event of the filing by any other PARTY of a petition in bankruptcy or for liquidation; the request for or appointment of a receiver; execution upon any

     portion of the relevant PARTY'S business or assets; the

     relevant PARTY'S arrangement with or assignment for the

     benefit of creditors; or the relevant PARTY'S becoming

     unable to meet its obligations as they become due.

12.5 HPC's obligation to pay royalties hereunder shall survive termination of this Agreement.  In addition, the

     obligations of Sections 5, 6 and 8 and of Paragraphs 2.3,

     2.4, 12.3, 12.5 and 13.3 of this Agreement shall survive

     any termination of this Agreement.

12.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the date of such

     termination.

                SECTION 13 - GENERAL PROVISIONS.

13.1 The relationship between MEDIMMUNE, HGS and HPC is that of independent contractors.  MEDIMMUNE, HGS and HPC are not

     joint venturers, partners, principal and agent. master and servant, employer or employee, and have no relationship

     other than as independent contracting parties.  MEDIMMUNE

     shall have no power to bind or obligate HPC in any manner.

     Likewise, HPC shall have no power to bind or obligate

     MEDIMMUNE in any manner.

13.2 This Agreement sets forth the entire agreement and

     understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this

     respect.  There shall be no amendments or modifications to this Agreement, except by a written document which is

     signed by both parties.

13.3 This Agreement shall be construed and enforced in

     accordance with the laws of the State of Maryland without

     reference to its choice of law principles.

13.4 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the

     particular article or section.

13.5 Any delay in enforcing a party's rights under this

     Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement,

     excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

13.6 Notices.  Any notices given pursuant to this Agreement

     shall be in writing and shall be deemed to have been given and delivered upon the earlier of (i) when received at the address set forth below. or (ii) three (3) business days

     after mailed by certified or registered mail postage

     prepaid and property addressed, with return receipt

     requested, or (iii) on the day when sent by facsimile as

     confirmed by certified or registered mail.  Notices shall

     be delivered to the respective parties as indicated:

         To MEDIMMUNE:      MedImmune, Inc.
                             35 West Watkins  Mill Road
                             Gaithersburg, MD 20878
                             ATTN: CEO

         Copy to:           Carella, Byrne, Bain, Gilfillan,
                            Cecchi, Stewart & Olstein
                             6 Becker Farm Road
                             Roseland, NJ 07068
                             Fax No. (201) 597-0250
                             ATTN: Elliot M. Olstein, Esq.

         To HGS:            Human Genome Sciences, Inc.
                             9410 Key West Avenue
                             Rockville, MD 20850
                             ATTN: CEO

     To OraVax Merieux Co.: OraVax Merieux Co.
                             38 Sidney Street
                             Cambridge, MA 02139
                             ATTN:  Lance Gordon

     To Merieux OraVax S.N.C.:  Merieux OraVax S.N.C.
                             58 Avenue Leclerc
                             69007 Lyon, France
                             ATTN:  HervJ Tainturier

         Copy to:            Palmer & Dodge
                             One Beacon Street
                             Boston, MA 02108
                             Fax No. (617) 227-4420
                             ATTN:  Michael Lytton


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

For MEDIMMUNE, INC.                 For MERIEUX ORAVAX S.N.C.



By:  David M. Mott                 By:  Paul Kirkconnell

  David M. Mott                    Paul Kirkconnell
  (Printed Name)                  (Printed Name)
   President and
   Operating Officer
(Title)


For ORAVAX MERIEUX CO.             For HUMAN GENOME SCIENCES,
INC.


By: Thomas Monath

  Thomas Monath
  (Printed Name)                       (Printed Name)


  (Title)                              (Title)


OraVax, Inc. and Pasteur Merieux SJrums & Vaccins S.A each hereby guarantee that their respective AFFILIATES, including but not limited to OraVax Merieux Co. and Merieux OraVax S.N.C. will perform all obligations under this Agreement.

For ORAVAX, INC.                   For PASTEUR MERIEUX
                                   SERUMS & VACCINS S.A.

By: Lance Gordon                    By: A. Lindberg

    Lance Gordon                      A. Lindberg
    (Printed Name)                   (Printed Name)


    (Title)                           (Title)



                            EXHIBIT A

Specification for LICENSED TECHNOLOGY and Software Deliverables


(CONFIDENTIAL TREATMENT HAS BEEN REQUESTED)